Exhibit 10.2

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in place of the redacted language. The redacted information has been filed separately with the Commission.

CROSS-LlCENSE_AGREEMENT on NT - proBNP

between

Syn-X Pharrna, Inc.

1 Marrnac Drive

Toronto, Ont. M9W lE7

Canada

- hereinafter referred to as “Syn-X” -

and

Roche Diagnostics GmbH

Sandhofer Strasse 116

D-68305 Mannheim

- hereinafter referred to as “RDG”

This Cross License Agreement on proBNP (hereinafter referred to as “Agreement”) is entered into by and between Roche Diagnostics GmbH, a German company having its principal place of business at Sandhofer Strasse 116, D-68305 Mannheim, Germany (hereinafter referred to as “RDG”), and Syn-X Pharma, Inc., having its principal place of business at 1 Marmac Drive, Toronto, Ontario M9W lE7, Canada (hereinafter referred to as “Syn-X”).

RECITALS

WHEREAS,	RDG - the sole and exclusive licensor of certain RDG Licensed Patent Rights (as defined in Sect. 1.14 ) - controls worldwide intellectual property relating to the cardiovascular marker proBNP (as defined in Sect. 1. 16); and

WHEREAS,	Syn-X is in the diagnostics business and is desirous of developing, manufacturing and selling proBNP immunoassays on their Point of Care system; and

WHEREAS,	Syn-X desires to obtain a non-exclusive license under RDG’s Licensed Patent Rights for proBNP to develop, manufacture, use and sell such proBNP immunoassays, and RDG is willing to grant Syn-X such license; and

WHEREAS,	Syn-X is the owner of certain Syn-X Licensed Patent Rights (as defined in Sect. 1.20) relating to the cardiovascular marker proBNP (as defined in Sect. 1. 16); and

WHEREAS,	RDG desires to obtain a non-exclusive license under Syn-X’s Licensed Patent Rights for proBNP to develop, manufacture, use and sell proBNP immunoassays, and Syn-X is willing to grant RDG such license; and

WHEREAS,	the Parties wish to cross-license their respective patent rights as provided in the Settlement Agreement (as defined in Sect. 1.18);

NOW, THEREFORE, in consideration of the recitals and the mutual covenants and obligations contained herein, RDG and Syn-X agree as follows:

ART. 1 DEFINITIONS

1.1	“Affiliate” shall mean:

a)	an organization, which directly or indirectly controls a Party to this Agreement;

b)	an organization, which is directly or indirectly controlled by a Party to this Agreement;

c)	an organization, which is controlled, directly or indirectly, by the ultimate parent company of a Party.

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Control as per a) to c) is defined as owning fifty percent or more of the voting stock of a company or having otherwise the power to govern the financial and the operating policies or to appoint the management of an organization.

With respect to RDG the term “Affiliate” shall not include Genentech, Inc., 1 DNA Way, South San Francisco, California 94080-4990, U.S.A. (“Genentech”) nor Chugai Pharmaceutical Co., Ltd, 1-9, Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan (“Chugai”), respectively, unless RDG opts for such inclusion of Genentech and/or Chugai by giving written notice to Syn-X.

1.2	“Combination Product” shall mean a Syn-X Licensed Product sold in combination with any other products and/or services, whether packaged together or separately, in particular a Syn-X Licensed Product designed to also measure other parameters, whether packaged together or separately, if such Syn-X Licensed Product and such other products and/or services are offered for Sale at a one unit price.

1.3	“Confidential Information” shall mean the terms and conditions of this Agreement and all written information and data provided by a Party to the other hereunder and marked “Confidential” or a reasonable equivalent thereof or, if disclosed orally, visually or in some other form, is summarized in writing, is identified as “Confidential” and is provided to the other Party within thirty (30) days of such disclosure, except any portion thereof which:

a)	is known to the recipient, as evidenced by its written records, before receipt thereof under this Agreement;

b)	is disclosed to the recipient without restriction after acceptance of this Agreement by a Third Party who has the right to make such disclosure;

c)	is or becomes part of the public domain through no breach of this Agreement; or

d)	is independently developed by or for the recipient, as evidenced by its written records, by individuals or entities without reference to the information disclosed hereunder.

Notwithstanding the above, Syn-X herewith agrees that RDG is entitled to provide to its exclusive licensor all the information necessary to be disclosed by RDG to its licensor to fulfill its contractual obligations agreed upon in the agreement under which RDG received the right to grant the license under RDG Licensed Patent Rights, provided such licensor agrees to keep such information confidential pursuant to the terms of this Agreement.

1.4	“Contract Reporting Period” shall mean a period of three (3) consecutive months starting on the first day of the calendar year and each successive three (3) consecutive month period, except that the first Contract Reporting Period shall begin on the Effective Date and shall end on December 31,2003.

1.5	“Contract Year” shall mean a period of twelve (12) consecutive months during the term of this Agreement, which begins on January 1 each year, except that the first

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Contract Year shall begin on the Effective Date and shall end on December 31, 2003.

1.6	“Distributor” shall mean a distributor appointed by Syn-X or its Affiliates in the Territory or parts thereof for the marketing, Sales and/or promotion of Syn-X Licensed Products.

1.7	“Effective Date” shall mean the last date on which a Party executes this Agreement.

1.8	“Improvements” shall mean substantial proBNP-related developments, discoveries and/or inventions made by Syn-X, whether or not patentable, and in particular technical refinings, technological know-how, additions, ameliorations, amendments and/or modifications which improve or otherwise offer advantages in respect of the development and/or use and/or performance and/or manufacture of products for the determination of proBNP but excluding those related to assay formats, detectable labels, instrumentation, packaging and the like.

1.9	“Licensed Patent Rights” shall mean RDG Licensed Patent Rights and/or Syn-X Licensed Patent Rights.

1.10	“Licensed proBNP Test” shall mean [***]

1.11	“Net Sales” shall mean [***].

***	Certain information on this page has been omitted and filed separately with the Commission pursuant to a request for Confidential Treatment.

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“B” is the list selling price of the other products when sold separately, during the royalty period being considered.

(ii)	If the Combination Product contains other products which are not sold or not offered for sale separately in a particular market or during the royalty period being considered, the Net Sales of that Combination Product shall be determined as Sales of a Syn-X Licensed Product alone.

1.12	“Party” shall mean either Syn-X or RDG and “Parties” shall mean both Syn-X and RDG.

1.13	“RDG Licensed Field” shall mean [***]

1.14	“RDG Licensed Patent Rights” shall mean patents and patent applications listed in Exhibit A and which are either licensed by RDG or owned by RDG and all substitutions, extensions, reexaminations, reissues, renewals, divisionals, continuations, or continuations-in-part therefore or thereof, and all foreign counterparts of the foregoing. Exhibit A shall be updated from time to time by RDG.

1.15	“RDG Licensed Product” shall mean any product (including, without limitation, a diagnostic kit or packaged assay in its entirety, any component part of a diagnostic kit or packaged assay, any human in-vitro diagnostic assay or research-use-only assay, any investigational-use-only assay, or any Analyte Specific Reagents (ASRs) or General Purpose Reagents (GPRs)) sold by RDG, the development, manufacture, offering, distribution, use, import, export or sale of which, but for the license granted hereunder would infringe one (1) or more Valid Syn-X Claims in the country in which such product is developed, manufactured, offered, distributed, sold, imported, exported or used.

Calibrators, controls, standalone and universal reagents sold separately and even without the sublicense granted hereunder not infringing one (1) or more Valid Syn-X Claims in the country in which such calibrators, controls, standalone and universal reagents are developed, manufactured, offered, distributed, sold, imported, exported or used are not RDG Licensed Products.

1.16	“proBNP” shall mean the N-terminal pro brain natriuretic peptide.

1.17	“Sale” or “sale” or “sold” shall mean to sell, hire, let, rent, lease or otherwise dispose of to a Third Party for monetary or other valuable consideration, or consume in the performance of a service for a Third Party for monetary or other valuable consideration.

1.18	“Settlement Agreement” shall mean the Settlement Agreement between the Parties and Syn-X Pharma, U.S.A., LL.C. and Roche Diagnostics Corporation on even date herewith.

1.19	“Syn-X Licensed Field” shall mean [***]

***	Certain information on this page has been omitted and filed separately with the Commission pursuant to a request for Confidential Treatment.

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1.20	“Syn-X Licensed Patent Rights” shall mean patents and patent applications listed in Exhibit B and which are owned by Syn-X or Syn-X is the exclusive licensor, and all substitutions, extensions, reexaminations, reissues, renewals, divisionals, continuations, or continuations-in-part therefore or thereof, and all foreign counterparts of the foregoing. Exhibit B shall be updated from time to time by Syn-X.

1.21	“Syn-X Licensed Product” shall mean any product (including, without limitation, a diagnostic kit or packaged assay in its entirety, any component part of a diagnostic kit or packaged assay, any human in-vitro diagnostic assay or research-use-only assay, any investigational-use-only assay, or any Analyte Specific Reagents (ASRs) or General Purpose Reagents (GPRs» sold by Syn-X, the development, manufacture, offering, distribution, use, import, export or sale of which, but for the license granted hereunder would infringe one (1) or more Valid RDG Claims in the country in which such product is developed, manufactured, offered, distributed, sold, imported, exported or used.

Calibrators, controls, standalone and universal reagents sold separately and even without the sublicense granted hereunder not infringing one (1) or more Valid RDG Claims in the country in which such calibrators, controls, standalone and universal reagents are developed, manufactured, offered, distributed, sold, imported, exported or used are not Syn-X Licensed Products.

1.22	“Territory” shall mean all countries worldwide.

1.23	“Third Party” shall mean a natural person, corporation, partnership, joint venture, trust, any governmental authority or other business entity or organization, and any other recognized organization other than the Parties and/or their Affiliates.

1.24	“Valid RDG Claim” shall mean a claim of an issued and unexpired patent or patent application included in RDG Licensed Patent Rights, which claim has not been withdrawn, cancelled or disclaimed, or held invalid or unenforceable by a final unappealable or unappealed order of a court or agency of competent jurisdiction, or which has not been admitted by the patentee to be invalid or unenforceable.

1.25	“Valid Syn-X Claim” shall mean a claim of an issued and unexpired patent or patent application included in Syn-X Licensed Patent Rights, which claim has not been withdrawn, cancelled or disclaimed, or held invalid or unenforceable by a final unappealable or un appealed order of a court or agency of competent jurisdiction, or which has not been admitted by the patentee to be invalid or unenforceable.

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ART. 2 GRANT OF RIGHTS BY RDG

2.1	Grant. RDG hereby grants to Syn-X, subject to the terms and conditions set forth herein, a non-exclusive license, under the RDG Licensed Patent Rights to use, have used, develop, have developed, make, have made, possess, import, have imported, export, have exported, market, have marketed, offer for sale, have offered for sale, sell and have sold or otherwise distribute Syn-X Licensed Products under its own trademark and/or trade name in the Syn-X Licensed Field throughout the Territory.

2.2	Syn-X shall not be entitled to grant sub-licenses to Third Parties but Syn-X shall be entitled to grant sublicenses to its Affiliates under the terms and conditions of this Agreement. Such sublicense shall terminate automatically if sublicensed Affiliate no longer qualifies as an Affiliate. Syn-X shall be responsible for compliance of its sublicensed Affiliate with all obligations under this Agreement. In case of a grant of such sublicense to its respective Affiliates or its termination Syn-X will inform RDG immediately. Sales to a distributor are not considered a sub-license event.

2.3	Syn-X and its Affiliates shall not set up any arrangement with a Third Party for supply or manufacture of components of Syn-X Licensed Products to such Third Party which by its nature would grant such Third Party rights to sell Syn-X Licensed Products on its own behalf to Third Parties.

ART. 3 GRANT OF RIGHTS BY SYN-X

3.1	Grant. Syn-X hereby grants to RDG, subject to the terms and conditions set forth herein, a non-exclusive license, under the Syn-X Licensed Patent Rights to use, have used, develop, have developed, make, have made, possess, import, have imported, export, have exported, market, have marketed, offer for sale, have offered for sale, sell and have sold or otherwise distribute RDG Licensed Products under its own trademark and/or trade name in the RDG Licensed Field throughout the Territory.

3.2	RDG shall not be entitled to grant sub-licenses to Third Parties but RDG shall be entitled to grant sublicenses to its Affiliates under the terms and conditions of this Agreement. Such sublicense shall terminate automatically if sublicensed Affiliate no longer qualifies as an Affiliate. RDG shall be responsible for compliance of its sublicensed Affiliate with all obligations under this Agreement. In case of a grant of such sublicense to its respective Affiliates or its termination RDG will inform Syn-X immediately.

3.3	RDG and its Affiliates shall not set up any arrangement with a Third Party for supply or manufacture of components of RDG Licensed Products to such Third Party which by its nature would grant such Third Party rights to sell RDG Licensed Products on its own behalf to Third Parties.

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ART. 4 ROYALTIES AND PAYMENT TERMS

4.1	In consideration for the rights, covenant and license granted above under Art. 2 and for RDG’s agreement to the other terms and conditions hereof, Syn-X shall pay to RDG the following:

4.1.1	[***]

4.1.2	[***]

4.1.3	[***]

4.1.4	[***]

4.2	[***]

4.3	Terms of Payment. [***]

4.4	[***]

4.5

4.6	Reports. Syn-X is obliged to transmit to RDG within forty-five (45) days from the end of every Contract Reporting Period a written report showing [***] . The written report or the nil returns shall be sent to the following address:

[***]

4.7	[***]

***	Certain information on this page has been omitted and filed separately with the Commission pursuant to a request for Confidential Treatment.

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[***]

4.8	The obligations to pay shall only be fulfilled on the day on which the relevant amount of money is credited to the aforesaid account.

ART. 5 [***]

5.1

5.2

ART. 6 DEVELOPMENT, REGISTRATION AND MARKETING OF LICENSED PRODUCTS

6.1	Syn-X shall:

use all commercially reasonable efforts to develop and market Syn-X Licensed Products;

market only Syn-X Licensed Products which meet RDG’s worldwide Standard Performance Criteria and Specifications of such Syn-X Licensed Product as defined in Exhibit C.

These obligations of Syn-X represent a substantial part of this Agreement.

***	Certain information on this page has been omitted and filed separately with the Commission pursuant to a request for Confidential Treatment.

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6.2	[***]

6.3	[***] Prior to the first commercial Sale of Syn-X Licensed Product, Syn-X shall prove in writing to RDG that its Syn-X Licensed Products meet RDG’s worldwide Standard Performance Criteria and Specification as defined in Exhibit ’C.

ART. 7 IMPROVEMENTS

7.1	Throughout the term of this Agreement, Syn-X shall promptly inform RDG in writing of any Improvements, whether patentable or not.

7.2	[***]

7.3	[***]

7.4	[***]

***	Certain information on this page has been omitted and filed separately with the Commission pursuant to a request for Confidential Treatment.

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ART. 8 BOOKS AND RECORDS

8.1	Procedures. Syn-X shall keep full and accurate accounting records of Net Sales of Syn-X Licensed Products in sufficient detail to determine the royalties payable to RDG. Such records, together with all necessary supporting data, shall be kept at Syn-X’s offices at the address set forth above or such other address as Syn-X may indicate in writing to RDG. Upon reasonable notice to Syn-X, RDG shall have the right during normal business hours to have an independent certified public accountant, selected by RDG and reasonably acceptable to Syn-X, audit on a confidential basis Syn-X’s records pertaining to Syn-X Licensed Product to verify the royalties payable pursuant to this Agreement; provided, however, that such audit shall not (a) take place more frequently than once in a Contract Year, or (b) cover records for more than the preceding five (5) Contract Years. An adjustment in payment shall be made upon demonstration of any underpayment or overpayment.

8.2	Cost of Audits. The fees and expenses of an audit requested by RDG pursuant to Sect. 8.1 shall be borne by RDG; provided, however, that if any audit reveals that Syn-X underpaid the royalties due to RDG under this Agreement as to the period being audited by more than five percent (5%) of the amount that was payable for such period, then Syn-X shall in addition to paying immediately to RDG any such deficiency, reimburse RDG for the cost of such audit.

8.3	Retention Period. Syn-X shall retain all books and records required to be maintained hereunder for five (5) years from the date of the royalty payment to which they pertain.

ART. 9 REPRESENTATIONS AND WARRANTIES

9.1	Intellectual Property Warranties by RDG. Each Party represents and warrants to the other Party as of the date of execution of this Agreement the following:

a)	There are no suits, claims or proceedings pending or threatened against either Party or its licensor or any of its Affiliates that that Party is aware of in any court or by or before any governmental body or agency with respect to the respective Licensed Patent Rights other than those which are subject to the Settlement Agreement between the Parties of even date herewith;

b)	Each Party controls all right, title and interest in and to the respective Licensed Patent Rights and each Party has the right to grant the non-exclusive license herein and to enter into the obligations of this Agreement;

c)	Each Party’s control over the respective Licensed Patent Rights has not been obtained by it through any fraudulent activity or misrepresentation; and

d)	There are no Third Party obligations which would adversely affect each Party’s performance under this Agreement.

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9.2	Consequential Damages. Neither Party shall be liable to the other Party for any indirect, special, or consequential damages for any cause of action a Party may have against the other Party arising hereunder.

9.3	Patent Validity Actions. If either Party brings or prosecutes by itself, or either directly or indirectly assists any Third Party in any proceedings relating to the validity, enforceability, inventorship, ownership, control or licensing of any of the respective Licensed Patent Rights, the other Party may, upon thirty (30) days written notice, terminate the license rights granted to the prosecuting Party hereunder in any or all countries. For purposes of this Section “assist” shall not include any information that either Party is required or obligated to disclose or provide as a matter of law.

9.4	Either Party shall inform the other Party about revocation, invalidation, rejection, and abandonment of any respective License Patent Right and shall provide the other Party with an amended Exhibit.

ART. 10 PATENT INFRINGEMENT

Each Party shall provide to the other all non-confidential and non-privileged information in its possession concerning any infringement of Licensed Patent Rights by a Third Party within thirty (30) days of becoming aware of such infringement. If, during the term of this Agreement, either Party becomes aware that any Third Party is infringing any Valid RDG or Syn-X Claims in a country where a Valid RDG or Syn-X Claim exists it shall notify the other Party to this Agreement. The respective patent owner or exclusive licensor shall have sole discretion in the decision to institute legal proceedings against such Third Party and the other Party shall provide such assistance as the patent owner of exclusive licensor may reasonably request.

ART. 11 CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

11.1

Confidentiality. It is contemplated that in the course of the performance of this Agreement each Party may disclose from time to time Confidential Information to the other Party. Each Party agrees (a) not to use Confidential Information received from the other for any purpose other than the performance of its obligations hereunder, and (b) not to disclose Confidential Information so received to any Third Party, except as is required by a court or governmental authority. In the event that such disclosure to a Third Party becomes necessary or required, the disclosing Party shall give to the Party from whom the Confidential Information was received the greatest practical prior written notice so as to permit the latter to take all possible action to perfect and/or safeguard its rights in the Confidential Information. The obligations of the Parties relating to Confidential Information shall expire five (5)

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years after termination of this Agreement. Any Third Party that receives Confidential Information in accordance with the terms of this Sect. 11.1 shall first be required to consent in writing to the same restrictions as defined in this Sect. 11.1 before any disclosure of Confidential Information is made to such Third Party.

11.2	Public Announcements. Neither Party shall make any public announcement concerning the transactions contemplated herein or to make any public statement which includes the name of the other Party or any of its Affiliates, or otherwise use the name of the other Party or any of its Affiliates in any public statement or document, except as may be required by law or judicial order (and then only following consultation with the other Party), without the written consent of the other Party.

11.3	Notice to licensor. Not withstanding any other terms of this Agreement, RDG retains the right to notify its licensor of the RDG Licensed Patent Rights of RDG’s intent to grant a license under RDG Licensed Patent Rights to Syn-X pursuant to this Agreement. RDG shall also be allowed to supply to said licensor all information necessary to satisfy its obligations, i.e. Syn-X’s Net Sales of Syn-X Licensed Products and the royalties payable to RDG, subject to such licensor agreeing to keep such information confidential consistent with the terms of this Agreement.

ART. 12 TERM AND TERMINATION

12.1	Term. This Agreement shall commence on the Effective Date and each Party’s license shall remain in effect until the last to expire patent included in the respective Licensed Patent Rights licensed to that Party, unless otherwise terminated earlier by operation of law or by acts of the Parties in accordance with the terms of this Agreement.

[***]

ART. 13 INDEMNIFICATION

13.1

Indemnification by RDG. RDG shall indemnify, defend and hold harmless Syn-X and its officers, directors, employees, agents and representatives (hereinafter referred to as “Syn-X Indemnitees”) from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs, and expenses (including reasonable attorneys’ fees) based on a Third Party claim which in turn is based upon or arises out of RDG’s gross negligence, willful or deliberate misconduct, recklessness, or

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breach of any covenant, agreement, representation or warranty made by RDG in this Agreement provided that RDG shall not be required to indemnify Syn-X or any Syn-X Indemnitee to the extent it arises from the development, manufacture, offering, distribution, sale, import, export or use of Syn-X Licensed Products hereunder, Syn-X’s gross negligence, willful or deliberate misconduct, or recklessness, Syn-X’s breach of this Agreement, or any other matter for which Syn-X is responsible to indemnify RDG pursuant to Sect. 11.2.

13.2	Indemnification by Syn-X. Syn-X shall indemnify, defend, and hold harmless RDG and its officers, directors, employees, agents and representatives (hereinafter referred to as “RDG Indemnitees”) from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs, and expenses (including reasonable attorneys’ fees) based on a Third Party claim which in turn is based upon or arising out of (i) the development, manufacture, offering, distribution, sale, import, export or use of Syn-X Licensed Products hereunder, and (ii) Syn-X’s gross negligence, willful or deliberate misconduct, reckless-ness, breach of any covenant, agreement, representation, or warranty made by Syn-X in this Agreement; provided that Syn-X shall not be required to indemnify RDG or any RDG Indemnitee to the extent that it arises from RDG’s gross negligence, willful or deliberate misconduct, or recklessness, RDG’s breach of this Agreement or any other matter for which RDG is responsible to indemnify Syn-X pursuant to Sect. 11.1.

13.3	Conditions of Indemnification. If either Party proposes to seek indemnification from the other under the provisions of this Article 12, it shall notify the other Party within fifteen (15) business days of receipt of notice of any such claim or suit and shall cooperate fully with the other Party in the defense of such claims or suits. No settlement or compromise shall be binding on a Party hereto without its prior written consent.

13.4	Termination of Indemnification Obligations. All obligations for indemnification on the part of a Party hereto shall expire two (2) years from the date of termination of this Agreement, except with respect to claims already notified to the other Party prior to the end of such two (2) year period.

ART. 14 TRADE NAMES, TRADEMARKS AND LABELING

14.1	Either Party acknowledges that all trademarks, trade names, and trade dress of the other Party that shall accompany or shall be affixed to Syn-X or RDG Licensed Products during the term of this Agreement are the property of the labeling Party. Neither Party shall claim or obtain any rights in any such trademarks, trade names, or trade dress of the other Party and shall take no action that shall in any way impair the other Party’s right, title, and interest in and to such trademarks, trade names, and trade dress and shall not use for its own benefit or for the benefit of any Third Party any such trademarks, trade names, and trade dress during or after the term of this Agreement unless such trademark, trade name or trade dress is being used in conflict with applicable laws and regulations. This shall not preclude either Party from using or claiming rights to a trademark, trade name or trade dress in existence at the time of the Effective Date of this Agreement.

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14.2	Labeling. the Parties shall consult regarding the appropriate labeling of patent numbers of the respective Licensed Patent Rights that should be noted on the packaging of the licensed product within ninety (90) days of execution of this Agreement, or in the case of products not currently on the market, at least ninety (90) days prior to commercialization of such licensed product by the other Party. Syn-X shall print on the packaging and the package insert of Syn-X Licensed Products the words “Manufactured under license from Roche Diagnostics GmbH”.

ART. 15 MISCELLANEOUS

15.1	Entire Agreement. This Agreement, together with the exhibits, constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto.

15.2	Amendment or Modification. Any modification of or amendment to this Agreement must be made in writing. The same applies to any agreement waiving the written form.

15.3	Severability. Should any provision of this Agreement be or become invalid, then the Parties hereto shall substitute for such invalid provision a new valid provision, which in economic effect comes closest to the invalid provision that it can be reasonably assumed that the Parties would have concluded this Agreement including such new provision. In case such new provision cannot be found, the invalidity of any provision of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have concluded this Agreement without the invalid provisions.

15.4	Assignment. neither Party shall not assign this Agreement in whole or in part without the prior written consent of the other Party which consent shall not unreasonably be withheld. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve either Party of responsibility for the performance of any accrued obligation that it has hereunder.

15.5	Independent Contractor. The relationship of RDG to Syn-X is that of independent contractor. In no event shall either Party hold itself out to others or allow itself to be considered the agent, employee, or representative of the other Party.

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15.6	Notices. All notices hereunder shall be in writing and shall be delivered personally, mailed by overnight delivery, registered or certified mail, postage prepaid, mailed by express mail service or given by facsimile, to the following addresses of the respective Party:

If to RDG:	Roche Diagnostics GmbH
Legal Department
Sandhofer Strasse 116
D-68305 Mannheim
Germany
Facsimile Number: [***]

With copy to:	Roche Diagnostics GmbH
Licensing Department
Sandhofer Strasse 116
D-68305 Mannheim
Facsimile Number: [***]

If to Syn-X:	Syn-X Pharma, Inc.
1 Marmac Drive
Toronto, Ont. M9W lE7
Canada

15.7	Force Majeure. Any delay in the performance of any of the duties or obligations of either Party under this Agreement caused by an event outside the affected Party’s reasonable control shall not be considered a breach of this Agreement, and the time required for performance shall be extended for a period equal to the period of such delay. Such events shall include, without limitation: acts of God; riots; embargoes; labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; earthquakes; floods; shortages of material or energy; or other unforeseeable causes beyond the reasonable control and without the fault or gross negligence of the Party so affected. The Party so affected shall give prompt notice to the other Party of such cause and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.

15.8	Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective assignees and successors in interest.

15.9	Waiver. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of the Parties. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights, nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

15.10	Exhibits. All exhibits that are attached to this Agreement are incorporated herein by reference.

15.11	Headings. The headings used in this Agreement are for convenience and reference purposes only and shall not affect the meaning or interpretation of this Agreement.

15.12	Counterparts. This Agreement may be executed in two (2) original counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

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15.13	Affiliate Compliance. Either Party guarantees that its Affiliates shall comply with the terms and conditions of this Agreement, and either Party remains liable directly to the other Party for any breach thereof.

ART. 16 APPLICABLE LAW - VENUE - ARBITRATION

16.1	Applicable Law. This Agreement shall be governed and construed in accordance with the laws of Germany without reference to its laws of conflict and without regard to the 1980 UN Convention on the International Sale of Goods.

16.2	Disputes and Arbitration. All disputes, controversies and differences which may arise between the Parties hereto in respect of this Agreement shall tried to be settled amicably through mutual consultation within thirty (30) days of a written settlement request of either Party.

Any dispute or claim which may arise out of or in connection with this Agreement or the breach, termination or validity thereof shall be settled by final and binding arbitration pursuant to the Rules of the German Institution of Arbitration (DIS e.V.; www.dis-arb.de ) as thereinafter provided:

a)	The arbitral tribunal shall consist of one (1) or three (3) arbitrators. If the Parties cannot agree on one arbitrator, each Party shall nominate in the request for arbitration and the answer thereto one arbitrator and both arbitrators will then jointly appoint the third arbitrator as chairman of the arbitral tribunal. The chairman of the arbitral tribunal shall be a lawyer who has, at least, 15 years of experience with a law firm or who was a judge of a court of general jurisdiction. If one Party fails to nominate its arbitrator or the Parties’ arbitrators cannot agree on the person to be named for the chairman within sixty (60) days, the German Institution of Arbitration shall make the necessary appointments for arbitrator or chairman.

b)	The place of arbitration shall be in Frankfurt (Germany) and the arbitral proceedings shall be held in the English language.

c)	The award of the arbitral tribunal shall be final and judgement upon such an award may be entered in any competent court or application be made to any competent court for juridical acceptance of such an award and order of enforcement.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed on its behalf by its duly authorized officer as of the Effective Date.

19/23

Roche Diagnostics GmbH /		Syn-X Pharma, Inc.

	/s/ H. J. NEUER		/s/ GEORGE JACKOWSKI
By:	H. J. Neuer	By:	George Jackowski
Title:	Licensing Manager	Title:	Chairman & CEO
Date:	July 3, 2003	Date:	July 17, 2003

	/s/ CLAUDIA BOCKSTIEGEL		/s/ ROD WILSON
By:	Claudia Bockstiegel,	By:	Rod Wilson
Title:	Legal Counsel	Title:	President
Date:	July 3, 2003	Date:

20/24

EXHIBIT A

RDG Licensed Patent Rights

Medinnova patent rights exclusively licensed to RDG

Country	Application No./ Publication No.	Application Date	Patent No.	Grant Date
Great Britain (priority application)	9211686.2	03.06.1992
Australia	43405/93	02.06.1993	667223
Canada	2136961	02.06.1993
Japan	6-500364	02.06.1993
EP designated countries:	93913278.3	02.06.1993	0 648 228	04.11.1998
Austria
Belgium
Denmark
France
Germany
Great-Britain
Ireland
Italy
Luxembourg
Netherlands
Spain
Sweden
Switzerland
USA	08/338558	02.06.1993	5,786,163	28.07.1998

21/23

EXHIBIT A - continued

RDG patent rights

Country	Application No./ Publication No.	Application Date	Patent No.	Grant Date
Case 18931
High sensitive
NTproBNP assay
Gennany (priority application)	19903489.3	29.01.1999
Australia	25451/00	27.01.2000
Canada	2359667	27.01.2000
China	00803234.3/1339107	27.01.2000
EP	00903642.7/1 151 304	27.01.2000
Hungary	P0105195	27.01.2000
Israel	144062	27.01.2000
Japan	2000-596377	27.01.2000
Mexico	007637	27.01.2000
New Zealand	512762	27.01.2000
Norway	20013698	27.01.2000
Poland		27.01.2000
Russia	2001123936	27.01.2000
South Africa	2001/6193	27.01.2000	2001/6193	31.07.2002
South-Korea	01-7009587	28.01.2000
U.S.A.	09/890442	27.01.2000
Case 21299 Cardiac risc assessment using CRP, proBNP and TnT/I
US (priority application)	60/380413	14.05.2003

22/23

EXHIBIT B

Syn-X Licensed Patent Rights

[***]

***	Certain information on this page has been omitted and filed separately with the Commission pursuant to a request for Confidential Treatment.

Exhibit C

Performance Criteria and Specifications of SynX Licensed Products

[***]

***	Certain information on this page has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.